Exhibit 10(e)

                           INTERIM MERCHANT AGREEMENT



BANK: Household Bank (SB), N.A.            MERCHANT: Heilig-Meyers Company
      1111 Town Center Drive                         12560 West Creek Parkway
      Las Vegas, Nevada  89144                       Richmond, VA  23238
                                                     Facsimile No.:


This interim Merchant Agreement ("Interim Agreement") is made and entered into as of the 13th day of September, 2000, by and between Household Bank (SB), N.A. (herein "Household") and Heilig-Meyers Company, a Virginia corporation, debtor and debtor-in possession (herein "Merchant").

     WHEREAS, on August 16, 2000 Merchant filed a voluntary petition for relief under Chapter II of Title II of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court") in the case styled In re Heilig-Meyers Company, Case No. 00-34533 (the "Chapter II Case"); and

     WHEREAS, Merchant and Household have agreed to use best efforts to negotiate in good faith the terms of a Merchant Agreement ("Definitive Agreement") in connection with the transaction contemplated hereby; and

     WHEREAS, Merchant is continuing to operate and manage its business as a debtor in possession, pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and

     WHEREAS, Household has agreed to provide a private label revolving credit program to Merchant to make financing available to consumers purchasing Merchant's products; and

     WHEREAS, the parties acknowledge and agree that this Interim Agreement is subject to the approval of the Bankruptcy Court and that the Definitive Agreement will be contingent upon and subject to the prior approval of the Bankruptcy Court. The parties agree that it is an express condition of entering into any Definitive Agreement that the transaction contemplated hereby is approved by the Bankruptcy Court in a final order (the "Order") that is in form and substance acceptable by Household, and that among other provisions, (i) authorizes Merchant to enter into the Definitive Agreement, (ii) grants Household an allowed administrative claim for any amounts owing to Household under the Definitive Agreement and the Interim Agreement under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, (iii) grants Household the right to offset obligations of Merchant against future sales and against any reserve account established pursuant to the Definitive Agreement, without further order of the Bankruptcy Court or other court and (iv) grants Household a perfected security interest in any reserve account established under the Definitive Agreement.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises, covenants, and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Merchant and Household agree as follows:

     Section 1.     Definitions.

     In addition to the words and phrases defined above and elsewhere in this Interim Agreement, the following words and phrases shall have the following meanings:

     (a) "Account" means a private label revolving credit card account established by Household for the Cardholder to be used by the Cardholder to finance the purchase of Goods and services from Merchant pursuant to the terms of the Cardholder Agreement. An Account may have more than one Card issued for it. Each Account shall be owned by, and deemed to be the property of, Household.

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     (b) "Affiliate"  means any entity that is owned by, owns or is under common control with Household or its ultimate parent.

     (c) "Applicable Law" means collectively or individually any applicable law, rule, regulation or judicial, governmental or administrative order, decree, ruling, opinion or interpretation.

     (d) "Authorization" means permission from Household to make a Card Sale.

     (e) "Authorization Center" means the facility designated by Household as the facility to provide authorization to Merchant to make Card Sales.

     (f) "Business Day" means any day except Saturday or Sunday or a day on which banks are closed in the State of Nevada.

     (g) "Card" means the private label credit card issued by Household for the Program.

     (h) "Cardholder" means (i) the person in whose name and Account is opened, and (ii) any other authorized users of the Account and Card.

     (i) "Cardholder Agreement" means as to any Account, the related agreement between the Cardholder and Household, governing the terms and conditions of such Account, as such agreement may be amended from time to time by Household.

     (j) "Card Sale" means any sale of Goods that Merchant makes to a Cardholder pursuant to this Interim Agreement and the Cardholder Agreement that is charged to an Account.

     (k) "Chargeback" means the return to Merchant and reimbursement to Household of a Sales Slip or Card Sale for which Merchant was previously paid pursuant to Section 6 herein.

     (l) "Credit Slip" means evidence of a credit in a paper or electronic form for Goods purchased from Merchant.

     (m) "Effective Date" means the date which is five (5) days after the date on which the Bankruptcy Court in the Chapter II Case enters an Order approving this Interim Agreement and authorizing Merchant to perform this Interim Agreement pending the execution of the Definitive Agreement.

     (n) "Goods" means the products described in Section 2 below, certain warranties expressly authorized by Household, and related services sold by Merchant in the ordinary course of Merchant's business to consumers for individual, family, personal or household use.

     (o) "Month" means a calendar month unless used in connection with a Credit Promotion period.

     (p) "Operating Instructions" means the regulatory guidelines and operating instructions and/or procedures designated by Household from time to time concerning the Program.

     (q) "Program" means the private label revolving credit card program associated with Merchant whereby Accounts will be established and maintained by Household. Cards issued by Household to qualified consumers purchasing Merchant's Goods, and Card Sales funded all pursuant to the terms of this Interim Agreement.

     (r)  "Program  Year"  means  any  consecutive   twelve  (12)  Month  period
commencing on the first day of funding of Accounts after the Effective Date and each subsequent twelve (12) Month period.

     (s) "SAC" means a Same as Cash credit promotion with or without payments, whereby interest accrues but is not imposed if the purchase amount is paid off prior to the expiration of the promotional period.

     (t) "Sales Slip" means evidence of a Card Sale in paper or electronic form for Goods purchased from Merchant.

     (u) "SNAP" means System for New Account Processing operated by Household and used to process applications for an Account.

     (v) "Terminal" means an electronic terminal or computer capable of communicating by means of an on-line or dial-up electronic link with an Authorization Center.

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     Section 2.     Scope and Purpose.

     Merchant engages in the sale of home furnishings, and other products and related services (herein "Goods") and Merchant desires to make financing available to consumers purchasing such Goods from Merchant through revolving credit card accounts originated by Merchant and to participate in the Program in accordance with the terms and conditions set forth in this Interim Agreement. Household, a credit card bank in the business of providing revolving credit financing pursuant to a credit card, has agreed to provide such financing under the Program to individual qualified consumers purchasing Merchant's Goods pursuant to the terms and conditions set forth in this Interim Agreement.

     (a) Forms and Cards. Household will provide to Merchant standard Cardholder Agreements, Sales Slips, Credit Slips, and other forms from time to time for use by Merchant in the Program, which documents may be changed from time to time by Household. Merchant shall be charged a fee for forms in excess of normal usage. The design of Cards and billing statements shall be agreed upon by Household and Merchant. The terms and conditions of Accounts and Cardholder Agreements shall be determined by Household and are subject to change by Household from time to time.

     (b) Credit Review; Ownership of Accounts. All completed applications for Accounts submitted by Merchant to Household whether mailed, telephoned or otherwise electronically transmitted will be processed and approved or declined in accordance with such credit criteria and procedures established from time to time by Household, with Household having and retaining all rights to reject or accept such applications. Household will only accept applications for revolving credit pursuant to the credit card it issues for individual, personal, family or household use. Household or its Affiliates shall own the Accounts, including the Cardholder names and addresses associated with the Accounts, and shall bear the credit risk for such Accounts. Except as otherwise provided in Section 8 and
Section 15 of this Interim Agreement, Merchant acknowledges and agrees that it shall have no ownership interest in the Accounts. Household shall not be obligated to take any action under an Account, including making future advances or credit available to Cardholders. Household shall not be obligated to accept applications for a Card or to approve any Card Sale for consumers that do not have their principal residence and billing address in the United States.

     (c) Card Promotions, Services and Enhancements. Household and Merchant may from time to time mutually agree to offer to existing or potential Cardholders special credit promotions, additional services and/or enhancements. The terms of such promotions, services and enhancements shall be designated mutually agreed upon by Household and are subject to change or discontinuance by Household. In consideration of Household's providing special credit promotions and to compensate Household for such promotions, Merchant agrees to pay to Household for the period agreed upon by Household and Merchant such rates, discounts and amounts as may be designated by Household. Household may deduct amounts owed to it hereunder from amounts owed to Merchant under this Interim Agreement.

     Section 3.     Fees, Discounts, Charges, Rates, Funding and Reserves.

     (a) Consumer Rate. The annual percentage rate ("APR") to be charged on purchases with the Card shall be a variable APR of the Prime Rate plus 14.4% for the "Standard APR", or the Prime Rate plus 18.4% for the "Default APR" (both the "Spread"). The "Prime Rate" shall be determined based upon the highest Prime Rate published in The Wall Street Journal, "Money Rates" section on the first or last day of the Month and will take effect on the first day of the billing cycle in the following Month. The APR shall not exceed the maximum interest rate allowable by Applicable Law, and shall be subject to change from time to time by Household upon notice to Merchant. The initial standard APR shall be 23.9% as of the Effective Date.

     (b) Merchant. Merchant agrees to pay Household the following nonrefundable fees, charges and discounts (some of which are more fully described in this Interim Agreement):

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          (i) "Discount  Fee":  Each  non-Promotional  Sales Slip  accepted,  in
     Household's sole discretion, and funded by Household shall be subject to a Discount Fee, based on Household's Credit Guide Score assigned at the time that the Cardholder applied for an Account. The initial Discount Fees shall be as follows:

                    Customer Credit Guide Score               Discount Fee
                    ------------------------------------------------------
                    Higher than 1050                                0.0%
                    1025 - 1049                                    15.18%
                    950 - 1024                                     17.31%
                    900 - 949                                      24.65%

                  provided, however, that nothing contained in this section shall abrogate or otherwise affect Household's right, in its sole discretion, to approve or decline applications in accordance with credit criteria and procedures established from time to time by Household.

          (ii) "Credit Promotion Discount Fee": Household shall make certain deferred payment and/or deferred interest credit promotions available to Merchant ("Credit Promotions"). Each Sales Slip or Card Sale generated pursuant to each Credit Promotion that is accepted, in Household's sole discretion, and funded by Household shall be subject to a Credit Promotion Discount Fee (in addition to any applicable Discount Fee payable under Section 3.b(i)). The Initial Credit Promotion Discount Fees shall be as follows:

                    Credit Promotion              Credit Promotion Discount Fee
                    -----------------------------------------------------------
                    Non-Promotional Card Sales                      0%
                    90 day SAC/without Payments                    1.0%
                    90 day SAC/with Payments                       0.5%
                    6 month SAC/with Payments                      3.5%
                    12 month SAC/with Payments                     8.0%

          (iii) "Convenience Usage Charge": 0% of all finance charges that would otherwise be paid by the Cardholder but for the payment in full of the outstanding Account balance during any grace period or promotional period. (Under the Program, Household may permit Cardholders to pay the entire outstanding balance due without finance charges during any applicable grace period or promotional period).

          (iv) "Start-up Fee": $0.00.

          (v) "Forms Fee": $0.00.

          (vi) "Application Fee": $0.00 per Cardholder application presented to Household under the Program.

     (c) Acceptance, Offset & Funding. Subject to the terms, conditions, warranties and representations in this Interim Agreement and provided that Merchant has satisfied all of the conditions set forth in this Interim Agreement including, without limitation, Sections 4, 5, and 7, Household agrees to pay to Merchant the amount of each valid and authorized Sales Slip or Card Sale presented to Household during the term of this Interim Agreement, less the amount of the fees, charges, and discounts described above in this Section,
outstanding   Account   balances   for  Sales  Slips   subject  to   Chargeback,
reimbursements, refunds, customer credits and any other amounts owed to Household by Merchant under this Interim Agreement. Household may also offset or recoup said amounts from future amounts owed to Merchant under this Interim Agreement. Any amounts owed by Merchant to Household which cannot be paid by the aforesaid means shall be due and payable by Merchant on demand. If Merchant fails or refuses to pay any amounts owed to Household under this Interim Agreement after Household's demand, Household may cease authorizations for and the funding or acceptance of any Sales Slips or Card Sales or any processing of applications for an Account. Any payment made by Household to Merchant shall not be final but shall be subject to subsequent review and verification by Household. Household's liability to Merchant with respect to the funding or processing of any Card Sale, Sales Slip or Credit Slip shall not exceed the amount on the Sales Slip or Credit Slip in connection with such transaction. In no event shall Household be liable for any incidental or consequential damages. Funding of Card Sales and Sales Slips by Household to Merchants shall be made by such means and in such manner mutually agreed to by Household and Merchant. Household will use its best efforts to fund on the same Business Day after receipt, verification and processing by Household of the transmission of the transaction data, if such transmission is received by 7:00 a.m. Central Time; if received later than 7:00 a.m. Central Time, then on the first Business Day after said transmission.
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     (d) Reserve.  In order to secure Merchant's  performance under this Interim
Agreement and the Definitive Agreement, Household shall establish a reserve (the "Reserve") for the sole benefit of Household. The Reserve shall be considered fully funded for each month in which its balance is no less than one percent (1.00%) of the Account Balances at the end of such Month (the "Fully Funded Amount"). For any month in which the amount in the Reserve is less than the Fully Funded Amount, Household shall deduct from amounts otherwise payable to Merchant during such month an amount equal to one-half percent (0.5%) of total valid and authorized Sales Slips presented to Household during such month, net of sales returns, for the sole benefit of Household. The purpose of the Reserve is to provide for payment of any amounts due Household. Household may deduct from the Reserve any amounts owing but not paid by Merchants. Household will credit the Reserve with interest at the Federal Funds Rate. In the event that there is a balance in the Reserve after all Heilig-Meyers private-label credit card receivables owned by Household have been paid in full, Household shall pay such balance to Merchant. In order to secure the performance of Merchant's obligations hereunder, Merchant hereby grants Household a first priority security interest in and lien upon the Reserve, and agrees to execute such documents and take such other actions as Household reasonably determines are necessary in order to perfect such security interest and lien.

     Section 4.     Merchant Responsibilities Concerning Consumer  Transactions.

     Merchant covenants and agrees:

     (a) Merchant shall honor all valid Cards without discrimination, when properly presented by Cardholder for payment of Goods.

     (b) Merchant shall not require, through an increase in price or otherwise, any Cardholder to pay any surcharge at the time of sale or pay any part of any charge imposed by Household on Merchant.

     (c) Merchant shall prominently display at each of its locations, if appropriate, advertising and promotional materials relating to the Card, including without limitation take-one applications for the Card and use or display such materials in accordance with any specifications mutually agreed to by Household and Merchant. Such materials shall be used only for the purpose of soliciting accounts for the Program. Any solicitation, written material, advertising or the like relating to the credit terms and credit products offered pursuant to the Program shall be prepared or furnished by Household or if prepared by Merchant, shall receive Household's prior review or written approval. Household will charge Merchant and Merchant agrees to pay for any such advertising and promotional materials requested by Merchants. Such review or approval by Household shall be limited to the review and approval of the credit terms and credit products and shall not be construed as review or approval of any, advertised or solicitation materials for any other purpose or for compliance with any provisions of any local, state or federal advertising laws not related to credit terms or credit products. Any such materials shall not be used by Merchant following termination of this Interim Agreement.

     (d) Merchant shall use only the form of, or modes of transmission for, Cardholder Agreements, Sales Slips and Credit Slips as are provided by Household, and not use any Cardholder Agreements, Sales Slips, and Credit Slips provided by Household other than in connection with an application for a Card or a Card transaction.

     (e) Merchant shall, with respect to applications for a Card:

          (i) Make sure all information requested on the application is complete and legible;

          (ii) obtain the signature on the application of all persons whose name will appear on the Account or will be responsible for the Account;

          (iii) give the applicant the initial disclosures at the time of signing the Cardholder Agreement prior to the first transaction under the Account;

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          (iv) verify the  identification of the individual(s)  applying for the
     Account, which verification may include obtaining driver's license and social security numbers;

          (v) provide all information required by Household from time to time for approval of applications by SNAP, telephone or other electronic transmission and legibly insert the Account number and Approval number on the application in the designated area; and

          (vi) send the actual original approved signed application to Household at Household's address on page one above or such other address designated by Household within five (5) Business Days of approval of the application by Household.

     (f) Merchant shall, with respect to Sales Slips:

          (i) Enter legibly on a single Sales Slip prior to obtaining the Cardholder's signature (1) a description of all Goods purchased in the same transaction in detail sufficient to identify the transaction; (2) the date of the transaction; (3) the Authorization number; (4) the entire amount due for the transaction (including any applicable taxes); and (5) if applicable, the promotional credit plan and promotional period. (If the promotional credit plan and promotional period cannot be entered on the Sales Slip, Merchant shall provide the Cardholder with the Sales Slip, as well as a handout or flyer explaining the promotional credit plan and the promotional period.)

          (ii) REQUEST AUTHORIZATION FROM HOUSEHOLD'S AUTHORIZATION CENTER UNDER ALL CIRCUMSTANCES. (Household may refuse to accept or fund any Sales Slip that is presented to Household for payment more than sixty (60) days after the date of Authorization of the Card Sales). Merchant agrees not to divide a single transaction between two or more Sales Slips or between a Household Sales Slip and a sales slip for another credit provider. If Authorization is granted, legibly enter the Authorization number in the designated area on the Sales Slip. If Authorization is denied, do not complete the transaction and follow any instructions from the Authorization Center;


          (iii) If applicable, imprint legibly on the Sales Slip the embossed legends from the Card or if the transaction is to be completed electronically or otherwise without a Card imprint, then enter legibly on the Sales Slip sufficient information to identify the Cardholder and Merchant, including at least, Merchant's name and address, the Cardholder's name, Account number and the effective date, if any, on the Card. Merchant shall be deemed to warrant the Cardholder's true identity as an authorized user of the Card;

          (iv)  check the  effective  date,  if any on the Card;

          (v) obtain the signature of the Cardholder on the Sales Slip, and compare the signature on the Sales Slip with the signature panel of the Card and if identification is uncertain or if Merchant otherwise questions the validity of the Card, contact Household's Authorization Center for instructions. For telephone orders (TO) or mail orders (MO) only, the Sales Slip may be completed without the Cardholder's signature and a Card imprint, but Merchant shall, in addition to all other requirements under this Section 4, enter legibly on the signature line of the Sales Slip the letters "TO" or "MO", as appropriate, and not deliver Goods or perform services after being advised that the "TO" or "MO" has been canceled or that the Card is not to be honored;

          (vi) BE RESPONSIBLE FOR THE  IDENTIFICATION  OF THE CARDHOLDER;

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          (vii) not present the Sales Slip to  Household  for funding  until all
     Goods are delivered and all the services are performed to the Cardholder's reasonable satisfaction. However, if all or a portion of the Goods are to be delivered or performed at a date later than ten (10) days from the date of the Card Sale, and the Merchant requires a deposit, then the Cardholder is to sign separate Sales Slips, one of which represents a "deposit" and the second of which represents payment of the "balance". The "deposit" Sales Slip may be presented for payment in Merchant's normal course, the "balance" Sales Slip is to be presented for payment only upon delivery of all Goods and performance of all services, and in addition to the other applicable requirements specified in this Section 4, Merchant shall (1) enter legibly on the Sales Slips the word "deposit" or "balance", as appropriate, and (2) enter legibly the Authorization number on both Sales Slips for the entire amount of the transaction. The deposit amount shall not exceed 20% of the total Card Sale. If the Card Sale is canceled or the Goods or services canceled or returned the Sales Slip is subject to Chargeback;

          (viii)  enter the Card Sale into the  Terminal;  and

          (ix) except with respect to telephone orders and mail orders, deliver a true and completed copy of the Sales Slip to the Cardholder at the time of delivery of the Goods.

     (g) Credit Slips. If Goods are returned, any Card Sale or services are terminated or canceled, or Merchant allows any price adjustment, then Merchant shall not make any cash refund, but shall complete and deliver promptly to Household a Credit Slip evidencing the refund or adjustment and deliver to the Cardholder a true and complete copy of the Credit Slip at the time the refund or adjustment is made. Merchant shall sign and date each Credit Slip and include thereon a brief description of the Goods returned, services terminated or canceled, refund or adjustment made, the date of the original Card Sale, Authorization number, Cardholder's name, address and Account number, and the date and amount of the credit, all in sufficient detail to identify the transaction. Merchant shall imprint or legibly reproduce on each Credit Slip the embossed legends from the Card. The amount of the Credit Slip cannot exceed the amount of the original transaction as reflected on the Sales Slip. Merchant shall issue Credit Slips only in connection with previous bona fide Card Sales and only as permitted hereunder.

     (h) Merchant shall not receive any payments from a Cardholder for charges included on any Sales Slip resulting form the use of any Card, nor receive any payments from a Cardholder to prepare and present a Credit Slip for the purpose of effecting a credit to the Cardholder's Account.

     (i) Cardholder Complaints. Merchant shall within three (3) business days of receipt provide Household with a copy of any written complaint from any Cardholder concerning his/her Account.

     (j) Right of First Refusal. Merchant shall actively promote the Program. Merchant agrees to make Household its sole and exclusive private label credit card provider during the term of this Interim Agreement and Merchant shall not issue, arrange to issue, or accept any other private label credit card or co-branded credit card than the Card, under any of Merchant's names or logos. To the extent Merchant displays other third party credit or charge card materials, it shall display the advertising and promotional materials relating to the Card in a manner and with a frequency equal to or greater than that accorded any other third party credit or charge card.

     (k) Merchant shall satisfy all other requirements designated in any Operating Instructions or as may be required from time to time by Household. In the event there is any inconsistency between any Operating Instructions and this Interim Agreement, this Interim Agreement shall govern unless otherwise expressly indicated by Household in any Operating Instructions.

     Section 5.     Merchant Representations and Warranties.

     Merchant represents and warrants to Household as of the Effective Date and throughout the term of this Interim Agreement the following:

     (a) That each Card Sale will arise out of a bona fide sale of Goods by Merchant and will not involve the use of the Card for any other purpose.

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     (b) That each Card Sale will be to a  consumer  for  personal,  family,  or household purposes.

     (c) That Cardholder applications will be available to the public (i) without regard to race, color, religion, national origin, sex, marital status, disability or age (provided the applicant has the capacity to enter into a binding contract) and (ii) not in any manner which would discriminate against an applicant or discourage an applicant from applying for the Card.

     (d) That it has full corporate or other power and authority to enter into this Interim Agreement; that all corporate or other action required under any organization documents to make this Interim Agreement binding and valid upon Merchant according to its term has been taken; and that this Interim Agreement is and will be binding, valid and enforceable upon Merchant according to its terms.

     (e) Neither (i) the execution, delivery and performance of this Interim Agreement, nor (ii) the consummation of the transactions contemplated hereby will constitute a violation of law or a violation or default by Merchant under its articles of incorporation, bylaws or any organization documents, or any material agreement or contract and no authorization of any governmental authority is required in connection with the performance by Merchant of its obligations hereunder.

     (f) Merchant has and will retain all licenses required by local or state law to conduct its business and to perform its obligations under this Interim Agreement.

     Section 6.     Chargebacks to Merchant.

     Merchant agrees as follows:

     (a) Chargebacks. Any Sales Slip or Card Sale is subject to Chargeback under any one or more of the following circumstances, and thereupon the provisions of
Section 6.b below shall apply:

          (i) The application or any information on the application or the Sales Slip or any required information on the Sales Slip (such as the account number, description of Merchant or Goods purchased, transaction amount or date) promotional credit plan and promotional period is illegible or incomplete, or the Sales Slip or application is not executed by the Cardholder, or Authorization is not obtained from Household's Authorization Center, or a valid Authorization number is not correctly and legibly entered on the Sales Slip; or the Sales Slip is a duplicate of an item previously paid, or the price of the Goods or services shown on the Sales Slip differs from the amount shown on the Cardholder's copy of the Sales Slip;

          (ii) Household reasonably determines that (1) Merchant has breached or failed to satisfy, any term, condition, covenant, warranty, or other provision of this Interim Agreement, including, without limitation, Sections 4 and 5 above, or of the Operating Instructions, in connection with a Sales Slip, Card Sale or the transaction to which it relates, or an application for a Card or the opening of an Account; or (2) the Sales Slip, Cardholder Agreement or Card Sale is fraudulent or is subject to any claim of illegality, cancellation, rescission, avoidance or offset for any reason whatsoever, including, without limitation, negligence, fraud, misrepresentation, or dishonesty on the part of the customer or Merchant or its agents, employees, licensees, or franchisees, or that the related transaction is not a bona fide transaction in Merchant's ordinary course of business;

          (iii) the Cardholder in good faith, as determined by Household, disputes or denies the Card Sale or other Card transaction, the execution of the Sales Slip or Cardholder Agreement, or the delivery, quality, or performance of the goods, services or warranties purchased, or the Cardholder has not authorized the Card Sale, or alleges that a credit adjustment was requested and refused or that a credit adjustment was issued by Merchant but not posted to the Account due to Merchant's failure to submit the credit adjustment to Household; or

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          (iv)  Merchant  fails to deliver to Household  the Sales Slip,  Credit
     Slip, application or other records of the Card transaction within the times required in this Interim Agreement.

     (b) Resolution and Payment. Merchant is required to resolve any dispute or other of the circumstances described above in (a) of this Section 6 to Household's reasonable satisfaction within twenty-one (21) days of notice of Chargeback or Merchant shall pay to Household the full amount of each such Sales Slip or Card Sale subject to Chargeback or the portion thereof designated by Household, as the case may be, plus the finance charges thereon, other fees and charges provided for in the Cardholder Agreement. Upon Chargeback to Merchant of a Sales Slip or Card Sale, Merchant shall bear all liability and risk of loss associated with such Sales Slip or Account, or the applicable portion thereof, without warranty by, or recourse or liability to, Household. Household may deduct amounts owed to Household under this Section from any amounts owed to Merchant under this Interim Agreement. Household shall be entitled to recover reasonable attorney fees, incurred by Household to collect any Chargeback amounts due Household which are not paid by Merchant in accordance with the terms of the Interim Agreement.

     (c) The terms and provisions of this Section 6 shall survive the termination of this Interim Agreement.

     Section 7.      Tape or Electronic Transmission & Records.

     Data, records and information shall be transmitted and maintained as described below:

     (a) Transmission of Data. In lieu of forwarding paper Sales Slips and Credit Slips to Household, Merchant shall transmit to Household, by electronic transmission or other form of transmission designated by Household all data required by this Interim Agreement to appear on Sales Slips and Credit Slips. All date transmitted shall be in a medium, form and format designated by Household and shall be presorted according to Household's instructions. Any errors in such data or in its transmission shall be the sole responsibility of Merchant. The means of transmission indicated above in this Section shall be the exclusive means utilized by Merchant for the transmission of Sales Slip or Credit Slip transaction data to Household.

     (b) Receipt of Transmission. Upon successful receipt of any transmission, Household shall accept such transmission and pay Merchant in accordance with this Interim Agreement, subject to subsequent review and verification by Household and to all other rights of Household and obligations of Merchant as set forth in this Interim Agreement. If data transmission is by tape, Merchant agrees to deliver upon demand by Household a duplicate tape of any prior tape transmission, if such demand is made within forty-five (45) days of the original transmission.

     (c) Records. Merchant shall maintain the actual paper Sales Slips, Credit Slips, and other records pertaining to any transaction covered by this Interim Agreement for such time and in such manner as Household or any law or regulation may require, but in no event less than two (2) years after the date Merchant presents each transaction data to Household, and Merchant shall make and retain for at least four (4) years legible copies of both sides of such actual paper Sales Slips, Credit Slips or other transaction records. Within fifteen (15) days, or such earlier time as may be required by Household, of receipt of Household's request, Merchant shall provide to Household the actual paper Sales Slips, Credit Slips or other transaction records, any other documentary evidence available to Merchant and reasonably requested by Household to meet its obligations under law (including its obligations under the Fair Credit Billing
Act) or otherwise to respond to questions, complaints, lawsuits, counterclaims or claims concerning Accounts or requests from Cardholders, or to enforce any rights Household may have against a Cardholder, including, without limitation, litigation by or against Household, collection efforts and bankruptcy proceedings, or for any other reason. In the event Merchant fails to comply in any respect with the provisions of this Section, Household may process a Chargeback for each Card Sale involved pursuant to Section 6 above.

Promptly upon termination of this Interim Agreement or upon the request of Household, Merchant will provide Household with all original and microfilm copies of documents required to be retained under this Interim Agreement.

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     Section 8.     Payments by Cardholder and Endorsement.

     Merchant agrees that Household has the sole right to receive payments on any Sales Slip or Card Sale funded by Household. Unless specifically authorized in writing by Household, Merchant agrees not to make any collections on any such Sales Slip or Card Sale. Merchant agrees to hold in trust for Household any payment received by Merchant of all or part of the amount of any such Sales Slip or Card Sale and to deliver any such payment to Household together with the Cardholder's name, Account number, and any correspondence accompanying the payment within five (5) days of receipt by Merchant. Merchant agrees that Merchant shall be deemed to have endorsed any Sales Slip, Credit Slip, or Cardholder payments by check, money order, or other instrument made payable to Merchant that a Cardholder presents to Household in Household's favor, and Merchant hereby authorizes Household to supply such necessary endorsements on behalf of Merchant.

     Section 9.     Merchant Credit Information.

     Household may annually review Merchant's financial stability. To assist Household in doing this, Merchant shall, upon Household's request, deliver to Household no later than 90 days after the end of each fiscal year, a financial statement certified by a duly authorized officer or representative of Merchant with knowledge of the accuracy of the information contained therein, including, without limitation, all footnotes, and supporting materials with sufficient detail to accurately portray the financial condition of Merchant. Merchant warrants and represents that its credit application and financial statements submitted to Household by or on behalf of Merchant are true and accurate and Merchant agrees to supply such additional credit information as Household may reasonably request from time to time. Merchant understands that Household may verify the information on any financial statement or other information provided by Merchant and, from time to time, may seek credit and other information concerning Merchant from others and may provide financial and other information regarding the portfolio to its Affiliates or to others for purposes of its asset securitizations and sales.

     Section 10.     Merchant Business Practices.

     Merchant agrees to provide adequate services in connection with each Card Sale pursuant to standard customs and trade practices and any applicable manufacturer's warranties, and to provide such repairs, service and replacements and take such other corrective action as may be required by Applicable Law or any applicable warranty.

     Section 11.     Cardholder Account Information.

     Merchant shall not sell, provide, or exchange Account information in the form of imprinted Sales Slips, carbon copies of imprinted Sales Slips, mailing lists, tapes or other media obtained by reason of a Card transaction to any third party other than to Merchant's employees or agents for the purpose of assisting Merchant in its business with Household or pursuant to a government request.

     Section 12.     Change in Ownership.

     Merchant agrees to send Household at least thirty (30) days prior written notice of any change in Merchant's name or location, any material change in ownership of Merchant's business or any change in Sales Slip or Credit Slip information concerning Merchant.

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     Section 13.     Indemnification.

     (a) Indemnification by Merchant. Merchant shall be liable to and shall indemnify and hold harmless Household and its Affiliates and their respective officers, employees, agents and directors from any losses, damages, claims or complaints incurred by Household or any Affiliate of Household or their respective officers, employees, agents and directors arising out of: (i)
Merchant's actual or alleged failure to comply with this interim Agreement or any of the Operating Instructions; (ii) any lawsuit, legal proceeding, arbitration proceeding, claim, dispute, complaint or setoff by a Cardholder made in good faith with respect to anything actually or allegedly done or not done by Merchant in connection with Card Sales, Card transactions or credits; (iii) anything done or not done by Merchant in connection with the furnishing of any goods, warranties or services purchased by Cardholders; (iv) the death or injury to any person or the loss, destruction or damage to any property arising out anything done or not done by Merchant in connection with the design, manufacture or furnishing by Merchant of any Goods, warranties or services purchased by Cardholders; (v) any claim or complaint of a third party or governmental agency in connection with Merchant's advertisements and promotions relating to the Card, credit terms or credit products which have not been reviewed or approved by Household; (vi) any actual or alleged illegal or improper conduct of Merchant or its employees or agents in connection with any of the transactions contemplated by this Interim Agreement; and (vii) any lawsuit, legal proceeding, arbitration proceeding, claim, dispute or complaint by a consumer made in good faith or any lawsuit, legal proceeding or inquiry by a governmental agency that Merchant has violated the Equal Credit Opportunity Act, Truth in Lending Act, or any other Applicable Laws. Household may deduct any amounts incurred by Household under this Section from amounts owed Merchant under this Interim Agreement.

     (b) Indemnification by Household. Household shall be liable to and shall indemnify and hold harmless Merchant and its subsidiaries or affiliates and their respective officers, employees, agents and directors from any losses, damages, claims or complaints incurred by Merchant or any subsidiary or affiliate of Merchant or their respective officers, employees, agents and directors arising out of (i) Household's failure to comply with this Interim Agreement or any of the Operating Instructions; (ii) any lawsuit, legal proceeding, arbitration proceeding, claim, dispute or complaint by a Cardholder made in good faith resulting from anything done or not done by Household in connection with such Cardholder's Account; (iii) any illegal or improper conduct of Household, or its employees or agents with respect to the Card, a Card Sale, an Account or any other matters relating to the Program; (iv) any lawsuit, legal proceeding, arbitration proceeding, claim, dispute, complaint or set off by a consumer made in good faith or any lawsuit, legal proceeding or inquiry by a governmental agency resulting from a violation by Household, with respect to the Cardholder Agreement, of the Equal Credit Opportunity Act, Truth in Lending Act or any other Applicable Laws; and (v) any claim, dispute or complaint of any third party or governmental agency made in good faith in connection with advertisements and promotions prepared by Household relating to the Card, credit terms or credit products. Notwithstanding the foregoing, the indemnification by Household shall not apply to any claim or complaint relating to the failure of Merchant to resolve a billing inquiry or dispute with a Cardholder relating to Goods or services purchased on the Card where such failure was not caused by Household.

     (c) Notice of Claim & Survival. In the event that Household or Merchant shall receive any claim or demand or be subject to any suit or proceeding of which a claim may be made against the other under this Section, the indemnified party shall give prompt written notice thereof to the indemnifying party and the indemnifying party will be entitled to participate in the settlement or defense thereof with counsel satisfactory to indemnified party at the indemnifying party's expense. In any case, the indemnifying party and the indemnified party shall cooperate (at no cost to the indemnified party) in the settlement or defense of any such claim, demand, suit, or proceeding. The terms of this
Section 13 shall survive the termination of this Interim Agreement.

     Section 14.     Nonwaiver.

     Merchant's liability under this Interim Agreement, including, without limitation, its liability under Section 6 above, shall not be affected by any settlement, extension, forbearance, or variation in terms that Household may grant in connection with any Sales Slip or Account or by the discharge or release of the obligations of the Cardholder(s) or any other person by operation of law or otherwise. Merchant hereby waives any failure or delay on Household's part in asserting or enforcing any right that Household may have at any time under this Interim Agreement or under any Account.

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     Section 15.     Term and Termination; Expense Reimbursement.

     (a) Term. This Interim Agreement shall be affective as of the Effective Date when executed by authorized officers of each of the parties. It shall remain in effect for sixty (60) days, unless (i) otherwise terminated as provided herein or (ii) earlier replaced by the Definitive Agreement. The termination of this Interim Agreement shall not affect the rights and obligations of the parties with respect to transactions and occurrences which take place prior to the effective date of termination, except as otherwise provided herein.

     (b) Termination.

          (i) This Interim Agreement shall automatically terminate:

               (1) in the event that the Bankruptcy Court disapproves this Interim Agreement;

               (2) in thirty (30) days, in the event that the Bankruptcy Court has not entered an Order, substantially in the form of Exhibit A, approving this Interim Agreement; or

               (3) in sixty (60) days, in the event that the parties have not agreed to and executed the Definitive Agreement.

          (ii) Household may terminate this Interim Agreement upon five (5) days' written notice in the event that the percent of credit applications received from applicants within any consecutive thirty (30) day period with no available FICO score or with a FICO score of less than 580 is greater than forty-five percent (45%) of the total number of credit applications Household has processed under this Interim Agreement.

     (c) Expense Reimbursement. In the event that the parties have not executed the Definitive Agreement within sixty (60) days of the Effective Date of this Interim Agreement, Heilig-Meyers shall reimburse Household for all out-of-pocket expenses, not to exceed five hundred thousand dollars ($500,000.00), incurred by Household in connection with implementing the Program, including costs associated with systems development, installation of short-term processing solutions, and the printing of credit applications. Any such expense for which Household seeks reimbursement under this section shall be presented in a bill to Heilig-Meyers which Heilig-Meyers shall pay within thirty days from the billing date. The terms of this Section 15 c. shall survive the termination of this Interim Agreement.

     Section 16.     Status of the Parties.

     In performing their responsibilities pursuant to this Interim Agreement, Household and Merchant are in the position of independent contractors, and in no circumstances shall either party be deemed to be the agent or employee of the other. This Interim Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of principal and agent, partner or joint venturer or an association for profit between Household or Merchant. Any amounts ever owing by Merchant pursuant to this Interim Agreement represent contractual obligations only and are not a loan or debt.

     Section 17.     Force Majeure.

     Neither party to this Interim Agreement shall be liable to the other by reason of any failure in performance of this Interim Agreement in accordance with its terms if such failure arises out of a cause beyond the control and without the fault or negligence of such party. Such causes may include but are not limited to acts of God, of the public enemy or of civil or military authority, unavailability of energy resources, system or communication failure, delay in transportation, fires, strikes, riots or war. In the event of any force majeure occurrence, the disabled party shall use its best efforts to meet its obligations as set forth in this Interim Agreement.

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     Section 18.     Limited License.

     Merchant hereby authorizes Household for purposes of this Interim Agreement to use Merchant's name, logo, registered trademarks and servicemarks (if any) and any other proprietary designations ("Proprietary Materials") on the Cards, applications, periodic statements, billing statements, collection letters or documents, promotional or advertising materials and otherwise on connection with the Program, subject to Merchant's periodic reasonable review of such use and to such reasonable specifications of Merchant. Merchant represents and warrants that it has obtained appropriate federal and state trademark registrations to protect its interest in the use and ownership of the Proprietary Materials. Merchant shall indemnify, defend and hold Household harmless from any loss, damage, expense or liability arising from any claims of alleged infringement of the Proprietary Materials (including reasonable attorneys' fees and costs). Merchant may not use any name or service mark of Household or any of its Affiliates in any manner without the prior written consent of Household.

     Section 19.     Confidentiality.

     Merchant will keep confidential and not disclose to any person or entity (except to employees, officers, partners or directors of Merchant who are engaged in the implementation and execution of the Program) all information, software, systems and data, that Merchant receives from Household or from any other source, relating to the Program and matters which are subject to the terms of this Interim Agreement, including, but not limited to, Cardholder names and addresses or other Account information, and shall use, or cause to be used, such information solely for the purposes of the performance of Merchant's obligations under the terms of this Interim Agreement. Household will keep confidential and not disclose to any person or entity (except employees, officers, agents or directors of Household, its subsidiaries or affiliates who are engaged in the implementation and execution of the program) any information that Household receives from Merchant which is designated confidential by Merchant. In the event Household sells or assigns the Accounts or any portion of the Accounts under the Program, Household may disclose any information under this provision reasonably necessary or required to effectuate such sale or assignment. The provisions of this Section 19 shall survive the termination of this Interim Agreement.

     Section 20.     Additional Products & Services.

     Household and/or any of its Affiliates may at any time, whether during or after the term of this Interim Agreement and whether the Accounts are owned by Household, solicit Cardholders for any other credit cards or other types of accounts or financial or insurance services or products offered by Household and/or any of its Affiliates.

     Section 21.     Notices.

     All notices required or permitted by this Interim Agreement shall be in writing and shall be sent to the respective parties as follows: if to Household, to the Attention of President (with a copy to the Attention of General Counsel, HRS USA Law Department, 2700 Sanders Road, Prospect Heights, Illinois 60070); if to Merchant, to the Attention of ________________________________________ at
their respective addresses set forth on page one of this Interim Agreement or such other addresses as each party may designate to the other by notice hereunder. Said notices shall be deemed to be received when sent to the above addresses (i) upon three (3) Business Days after deposit in the U.S. first class mail with postage prepaid, (ii) upon personal delivery, or (iii) upon receipt by telex, facsimile, or overnight/express courier service or mail.

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     Section 22.     Amendments and Supplementary Documents.

     Reference herein to "this Interim Agreement" shall include any schedules, appendices, exhibits, and amendments hereto. Household may amend this Interim Agreement upon ten (10) days' prior written notice to Merchant if such modification is reasonably determined by Household to be required by any state or federal law, rule, regulation, governmental or judicial order, opinion, interpretation or decision. Any amendment or modification to this Interim Agreement must be in writing and signed by a duly authorized officer of Household and Merchant to be effective and binding upon the parties; no oral amendments or modifications shall be binding upon the parties.

     Section 23.    Assignment.

     This Interim Agreement is binding upon the parties and their successors and assigns. Notwithstanding, Merchant may not assign this Interim Agreement without the prior written consent of Household. Any merger, consolidation, transfer of assets or other transfer of control (defined to be a transfer on a cumulative basis of more than 25% of voting control) shall be deemed to be an assignment expressly prohibited by this Section 23 without the prior written consent of Household. Any purported assignment without such consent shall be void. Household may without Merchant's consent assign this Interim Agreement or any of the rights or obligations hereunder to any Affiliate of Household at any time. In the event of such assignment, the assignee shall have the same rights, remedies and obligations as Household under this Interim Agreement.

     Section 24.     Nonwaiver and Extensions.

     Household shall not by any act, delay, omission, or otherwise be deemed to have waived any rights or remedies hereunder. Merchant agrees that Household's failure to enforce any of its rights under this Interim Agreement shall not affect any other right of Household or the same right in any other instance.

     Section 25.     Rights of Persons Not a Party.

     This Interim Agreement shall not create any rights on the part of any person or entity not a party hereto, whether as a third party beneficiary or otherwise.

     Section 26.     Section Headings.

     The headings of the sections of this Interim Agreement are for reference only, are not a substantive part of this Interim Agreement and are not to be used to affect the validity, construction or interpretation of this Interim Agreement or any of its provisions.

     Section 27.     Integrations.

     This Interim Agreement contains the entire agreement between the parties. There are merged herein all prior oral or written agreements, amendments, representations, promises and conditions in connection with the subject matter hereof. Any representations, warranties, promises or conditions not expressly incorporated herein shall not be binding on Household.

     Section 28.     Governing Law/Severability.

     This Interim Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. If any provision of this Interim
Agreement is contrary to Applicable Law, such provision shall be deemed ineffective without invalidating the remaining provisions hereof.

     Section 29.     JURISDICTION.

     ANY SUIT, COUNTERCLAIM, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INTERIM AGREEMENT MUST BE BROUGHT BY THE PARTIES SOLELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; OR IN THE UNITED STATES BANKRUPTCY COURT FOR THE EASTERN DISTRICT OF VIRGINIA AND MERCHANT AND HOUSEHOLD HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY APPELLATE COURTS THEREOF FOR THE PURPOSE OF ANY SUCH SUIT, COUNTERCLAIM, ACTION, PROCEEDING OR JUDGMENT.

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
     Section 30.     WAIVER OF JURY TRIAL.

     HOUSEHOLD AND MERCHANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS INTERIM AGREEMENT, ANY RELATED DOCUMENT OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS INTERIM AGREEMENT, AND AGREE THAT ANY SUCH ACTION, SUIT, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOUSEHOLD AND MERCHANT ENTERING INTO THIS INTERIM AGREEMENT.

IN WITNESS WHEREOF, Household and Merchant have caused their duly authorized representatives to execute this Interim Merchant Agreement as of the date set forth above.

BANK:                                           MERCHANT:

HOUSEHOLD BANK (SE), N.A.                       HEILIG-MEYERS COMPANY

By:/s/Joseph W. Wolf                            By:/s/David S. Herman
   --------------------------                      ---------------------------
Print Name: Joseph W. Wolf                      Print Name: David S. Herman
Title: Vice President                           Title: Senior Vice President -
                                                       Credit



                                                 ATTESTED OR WITNESSED

                                                 By:
                                                    --------------------------
                                                 Print Name:
                                                 Title:

                                                 -----------------------------
                                                 Merchant's Federal Tax ID#


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